Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-881100) pertaining to the 1993 Non-Employee Directors Stock Option Incentive Plan, the Registration Statement (Form S-8 No. 33-81124) pertaining to the 1991 Long-Term Employee Stock Option Plan, the Registration Statement (Form S-8 No. 333-88744) pertaining to the 2000 Employee Stock Option Plan, the Registration Statement (Form S-8 No. 333-43631) pertaining to the Non-Employee Directors Deferred Compensation Plan, the Registration Statement on (Form S-8 No. 333-149674) pertaining to the 2007 Stock and Incentive Compensation Plan, and the Registration Statement (Form S-3 No. 333-155051) pertaining to the 2008 shelf registration of securities, of our reports dated 6 March 2009, with respect to the consolidated financial statements and schedule of Almost Family, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Almost Family, Inc. and subsidiaries,  included in the Annual Report (Form 10-K) for the year ended 31 December  2008.

/s/ Ernst & Young, LLP

Louisville, Kentucky

6 March 2009